                                                                    EXHIBIT 10.7

                               [KTOC LETTERHEAD]


July 31, 1997


Mr. Pat Doneen
Director, Business Development and
  Systems Operations
VIXEL CORPORATION
11911 Northcreek Parkway South, Suite 100
Bothell, Washington 98011


Dear Mr. Doneen:

Enclosed please find the form of "Key Terms--Turnkey Manufacturing" you provided to us with our proposed changes as marked on this form. If these changes and the matters discussed in this letter are acceptable, please sign in the space below and return a copy of this letter to me together with a copy of the Key-Terms--Turnkey Manufacturing initialed by our changes.

The entire agreement between the parties consists solely of this letter agreement, the enclosed Key-Terms--Turnkey Manufacturing and the Key Relationship Elements--Turnkey Manufacturing form previously signed by the parties. Any changes to this agreement must be in a written instrument signed by both parties and no correspondence, purchase orders, etc. will add to or modify this agreement unless agreed to by both parties in writing.

Please call me with any questions. I look forward to hearing from you.

Very truly yours,

/s/ CATHY O'LEARY
------------------------
Cathy O'Leary
Executive Vice President




AGREED TO:

VIXEL CORPORATION

BY: /s/ PAT DONEEN
--------------------------------------
NAME: Pat Doneen
--------------------------------------
TITLE: Director of Supplier Management
--------------------------------------

                           KEY RELATIONSHIP ELEMENTS
                             TURNKEY MANUFACTURING

A. ORDERS

     o Vixel to provide maximum 9 month purchase order visibility, added in 3 month increments, at beginning of each quarter.
     o    Minimum 5 month coverage on blanket purchase agreement.
     o    Minimum 12 month forecast visibility provided.
     o    Vixel to provide weekly rolling MPS updates:
               o    first 3 months, weekly quantities.
               o    next 9 months, monthly quantities.

B. FINISHED GOODS

     o    K-Tec to manage finished goods buffer at no carrying charges.
     o    Goal is to keep level to 1 - 2 weeks.
     o Vixel agrees to carrying charges if month end quantity > 2 months demand, to be negotiated in good faith.
     o    Invoiced when shipped from finished goods.

C. REPORTS & DATA

                                      INITIALLY          GOAL
                                      ---------          ----
          o    Quality                  Weekly         Real-time
                    o yields
                    o pareto
          o    Finished Goods           Weekly           Daily
          o    WIP                      Weekly           Daily
          o    Raw Material             Weekly           Daily
          o         o    on hand
                    o    on order
                    o    forecasted
                    o    shortages
          o    Failure Analysis         Weekly           Daily
          o    Shipments/Delivery       Weekly           Daily

     Other reports provided as necessary as relationship develops and needs have been defined.

D. MATERIALS MANAGEMENT

     o    K-Tec to provide visibility to suppliers consistent with Vixel MPS.
     o    Visibility to suppliers to be provided to Vixel.
     o    Help preserve and participate in strategic supplier relationships.
     o K-Tec to initiate and drive lead-time reduction process with all long lead-time materials.


Agreed To: /s/ PAT DONEEN   5/5/97   Vixel
          ------------------------

Agreed To: /s/ CATHY O'LEARY         K-Tec
          ------------------------

                           KEY RELATIONSHIP ELEMENTS
                             TURNKEY MANUFACTURING

E.   REVIEWS

          o    Business Reviews              Quarterly

          o    Pricing Reviews               Quarterly

          o    Operations Reviews            Weekly

          o    DFM Reviews                   As necessary

          o    DFT Reviews                   As necessary

          o    Mfg. Technical Reviews        As necessary

F.   TEAM

          o    K-Tec to provide top-rated team.

          o    K-Tec to provide team continuity.

          o    Inform Vixel of changes to team.

          o Provide means for Vixel to provide feedback and/or score team performance.

G.   LOCAL PRESENCE

          o K-Tec to accommodate visits by Vixel working team as deemed necessary by Vixel.

          o    K-Tec to allow and house a Vixel product engineer.

          o Vixel to welcome and accommodate K-Tec team as necessary for work in Washington.

H.   MANUFACTURING AGREEMENT

          o K-Tec and Vixel to execute manufacturing agreement within 45 days.

I.   PRICING

          o    Committed to 6 quarters of pricing.

          o    Reviewed, and adjusted as appropriate, quarterly.

J.   COST REDUCTIONS

          o    Vixel receives 100% of Vixel-initiated cost reductions.

          o    Vixel receives 50% of K-Tec-initiated cost reductions.

K.   PERFORMANCE

          o    K-Tec to execute business to attached performance requirements.



Agreed To: /s/ PAT DONEEN         5/5/97        Vixel
          -------------------------------------

Agreed to:  /s/ CATHY O'LEARY                   K-Tec
           ------------------------------------

                           KEY RELATIONSHIP ELEMENTS
                             TURNKEY MANUFACTURING


L.   RMA/FAILURE ANALYSIS

          o K-Tec to administer RMA's and provide failure analysis, per attached performance requirements.

          o K-Tec to own and manage swap stock inventory to allow performance targets to be met.

          o K-Tec agrees to maintain and repair (@ agreeable cost) non-K-Tec units, (e.g.; initial units built at Solectron - qty.: <100 boxes, <1000 boards).

M.   OTHER

          o    Vixel desires to be used as customer reference.







Agreed To:  /s/ PAT DONEEN         5/5/97       Vixel
          -------------------------------------

Agreed to:  /s/ CATHY O'LEARY                   K-Tec
           ------------------------------------

                VIXEL TURNKEY MANUFACTURING PERFORMANCE TARGETS


Vixel Product:    "Tinman" HUB
               ------------------

           PARAMETER               Q297      Q397     Q497       Q198      Q298      Q398
           ---------              ------    ------   ------     ------    ------    ------
LEADTIME                           8 wk      6 wk      5 wk      4 wk      4 wk      3 wk
UPSIDE %
  <15 days                         20%       20%        25%       25%       25%       25%
  15-30 days                       30%       30%        50%       50%       50%       50%
  31-60 days                       50%       50%       100%      100%      150%      150%

WARRANTY                           1 yr      1 yr      1 yr      1 yr      1 yr      1 yr
  Extended to 3 yr                                        Cost TBD

ON-TIME DELIVERY                   100%      100%      100%      100%      100%      100%

QUALITY
  SMT Yield                        85%       92%       95%       95%       95.5%     96%
  ICT Yield                        87%       92%       95%       95%       95.5%     96%
  PWB FQA                          99%       99%       99%       99%       99%       99%
  Mech. Assembly                   99%       99%       99.2%     99.2%     99.5%     99.5%
  Functional Test                  93%       93.5%     93.8%     94%       94.5%     95%
  FQA                              99%       TBD       TBD       TBD       TBD       TBD
  DPPM Rate                        <6000     4000      2000      1800      1500      1200

COMMITTED CAPACITY
  Available                        1.5k/mo   3k/mo     6k/mo     7k/mo     7k/mo     9k/mo

FA/RMA RESPONSE (FIELD RETURNS)
  Acknowledge                      2 days    2 days    2 days    1 day     1 day     1 day
  Replacement                      4 days    3 days    3 days    3 days    3 days    3 days
  Verification                     3 days    3 days    3 days    2 days    2 days    2 days
  Root Cause                       3 wks     3 wks     2 wks     2 wks     2 wks     2 wks
  Corrective Action                  tbd       tbd       tbd       tbd       tbd       tbd
  RMA Cycle Time                   8 days    8 days    7 days    7 days    6 days    6 days


Date: 05/09/97
Rev:   97-5.0

                                   KEY TERMS

                             TURNKEY MANUFACTURING


1.0  CANCELLATION

     o  Vixel may cancel any Purchase Orders
     o Upon a cancellation, Vixel and K-Tec agree to negotiate in good faith Vixel's liability within 15 days of cancellation notice.

     o  Vixel liability will not exceed the following:
          --  contract price for all finished goods.
          -- material cost, material margin and labor cost incurred for all work-in-process
          -- cost plus 8% mark-up of any raw material inventory on order or on hand.

     o K-Tec shall undertake a reasonable effort for a period not to exceed 30 days to cancel all applicable component purchase orders and reduce component inventory through returns, or allocate components to alternative programs.

2.0  RESCHEDULE

     o Vixel has right to reschedule product at no charge, if the reschedule results in less than 2 months of additional finished goods inventory on top of the finished goods buffer managed by K-Tec, as described in Section B

     o Reschedules resulting in more than this amount of finished goods inventory will be received by Vixel.

     o Reschedules of greater than 6 months from original schedule date will be treated as cancellations.

3.0  TERM

     o  Agreement commenced on 5/13/97.
     o  Initial term is 12 months.
     o  Will be automatically renewed for successive 6 month increments.

4.0  TERMINATION

     o  Agreement will terminate upon written notice.
     o 120 days notice shall be given by K-Tee of its intention to terminate this Agreement.
     o 60 days notice shall be given by Vixel of its intention to terminate this Agreement.

5.0  PAYMENT TERM

     o  Net 30 days from Invoice Date.


AGREED TO: /s/ Pat Doneen                   7/15/97          Vixel
          --------------------------------------------------------
AGREED TO: /s/ Cathy O'Leary                10/97            K-Tec
          --------------------------------------------------------

                                   KEY TERMS

                             TURNKEY MANUFACTURING

6.0  ENGINEERING/MANUFACTURING CHANGES

     -    Vixel may request engineering change to product.
     - Vixel is responsible for ensuring changes properly documented and communicated to K-Tec.
     - Changes resulting in price changes of greater than 5% will result in a change to the contract price at the time the change becomes effective.
     - Changes resulting in price changes of less than 5% will be treated as a piece price variance, with appropriate price adjustment and payments reconciled at the quarterly pricing review.
     -    K-Tec is encouraged to suggest ECO's under the following guidelines:
               = proposed changes given in writing.
               = no changes made without written approval from Vixel.
               = Vixel agrees to approve or disapprove of suggested changes within 14 days of receipt.

7.0  WARRANTY

     - K-Tec warrants for a period of one (1) year from the date of assembly and test of the Product, that (i) the Product will conform to the specifications applicable at the time of its assembly and test; (ii) such Product will be of good material and workmanship and free from defects; (iii) such Product will be free and clear of all liens and encumbrances and that K-Tec will convey good and marketable title to such Product. In the event that any Product manufactured shall not be in conformity with the foregoing warranties, K-Tec shall, at K-Tec's option, either credit Vixel for any such nonconformity (not to exceed the purchase price paid by Vixel for such Product plus expenses associated with the return of the defective Products), or, at K-Tec's expense, replace, repair, or correct such Product. The shipment of any non-conforming Products from Vixel's customers' premises to K-Tec shall be at K-Tec's expense so long as shipments are within the continental United States and K-Tec shall be responsible for in-transit risks of loss or damage.

8.0  FORCE MAJEURE

     - Neither party shall be liable for any failure or delay in its performance under this Agreement due to acts of God, acts of civil or military authority, fires, floods, earthquakes, riots, wars or any other cause beyond the reasonable control of the delayed party provided that the delayed party: (i) gives the other party written notice of such cause within fifteen (15) days of the discovery of the event; and (ii) uses its reasonable efforts to remedy such delay in its performance. In the event that K-Tec fails to deliver Products to Vixel due to such causes and fails to provide within the five (5) day notification a plan for remedy which is acceptable to Vixel, Vixel may suspend this agreement in whole or in part for the duration of such delaying cause and, at its option, buy the products from another source and deduct the quantity so purchased from any unsatisfied Purchase Order to K-Tec.


AGREED TO: /s/ Pat Doneen            7/15/97  Vixel
          -----------------------------------------

AGREED TO: /s/ Cathy O'Leary                  K-Tec
          -----------------------------------------